IMPACT MANAGEMENT INVESTMENT TRUST

                        SUB-INVESTMENT ADVISER AGREEMENT
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     THIS AGREEMENT (this "Agreement") is made this 16th day of October, 2001, by and among Equity Assets Management, Inc. (the "Fund Manager"), a Delaware corporation, Denali Advisors LLC (the "Sub-Adviser"), a Delaware limited liability company, and Impact Management Investment Trust (the "Company"), a Massachusetts business trust on behalf of the IMPACT 25 Fund (the "Fund").

     WHEREAS, the Fund Manager has entered into an Investment Advisory Agreement with the Company pursuant to which the Fund Manager acts as the adviser to the Fund;

     WHEREAS, the Company is authorized pursuant to its Declaration of Trust to issue shares in series and classes and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the"1940 Act"), and the Fund is one series of the Company;

     WHEREAS, the Sub-Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

     WHEREAS, the Fund Manager wishes to retain the Sub-Adviser to render investment advisory services in connection with the management of the Fund, and the Sub-Adviser is willing to furnish such services to the Fund.

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Fund Manager, the Sub-Adviser, and the Company on behalf of the Fund as follows:

1.   Appointment
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     The Fund Manager, with the consent and approval of the Company and its Board of Trustees, hereby appoints the Sub-Adviser to act as sub-investment adviser to the Fund for the period and on the terms set forth herein. The Sub-Adviser accepts the appointment and will furnish the services set forth herein for the compensation provided herein.

2.   Services as Sub-Investment Adviser
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     a. The Sub-Adviser acknowledges that the Fund Manager will determine the allocation of Fund assets between the invested (the "Invested Assets") and the cash positions thereof. Accordingly, subject to the general supervision and direction of the Board of Trustees of the Company, the Sub-Adviser shall (i) manage the Fund in accordance with the Fund's prospectus and statement of additional information filed with the Securities and Exchange Commission (the "SEC"), as they may be amended from time to time; (ii) make investment decisions regarding the Invested Assets of the Fund; (iii) place purchase and sale orders on behalf of the Fund on a timely basis to implement such investment decisions;
(iv) employ professional portfolio managers and securities analysts to provide research services to the Fund, including, analysis, advice, and judgments regarding individual investments, general economic conditions, trends and long-range investment policy; and (v) furnish the Fund with whatever statistical information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

     b. In providing the services described in Section 2(a) above, the Sub-Adviser shall:

          (1) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees;

          (2) use reasonable efforts to manage the Invested Assets so that the Fund will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

          (3) maintain books and records with respect to the Fund's securities transactions, render to the Board of Trustees of the Company such periodic and special reports as the Board may reasonably request, and keep the Trustees informed of developments materially affecting the Fund's portfolio;

          (4) make available to the Fund's administrator, and the Company, promptly upon their request, such copies of any investment records and ledgers with respect to the Fund as may be required to assist the administrator and the Company in their compliance with applicable laws and regulations; and

          (5)  immediately  notify the Company in the event that the Sub-Adviser or any of its affiliates; (A) becomes aware that it is subject to a statutory disqualification that prevents the Sub-Adviser from serving as a sub-investment adviser pursuant to this Agreement; or (B) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Sub-Adviser shall also notify the Company immediately of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Company's registration statement regarding the Fund (the "Registration Statement"), or any amendment or supplement thereto, but that is required by federal regulation to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

3.   Documents
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     a. The Fund has delivered properly certified or authenticated copies of each of the following documents to the Sub-Adviser, and shall deliver to the Sub-Adviser all future amendments and supplements thereto, if any:

          (1) A certified resolution of the Board of Trustees of the Company authorizing the appointment of the Sub-Adviser and approving the form of this Agreement.

          (2) The Registration Statement as filed with the SEC and any amendments thereto.

          (3) All exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

     b. The Sub-Adviser has delivered properly certified or authenticated copies of each of the following documents to the Fund, and shall deliver to the Fund all future amendments and supplements thereto, if any:

          (1) The Sub-Adviser's written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Section 204A the Investment Advisers Act of 1940 and evidence of its adoption by the Sub-Adviser. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, the president or a vice president or manager of the Sub-Adviser shall certify to the Fund that the Sub-Adviser has complied with the requirements of Rule 17j-1 and Section 204A during the previous year and that there has been no violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Fund, the Sub-Adviser shall permit the Fund, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(d)(1).

          (2)  The Sub-Adviser's Form ADV.

4.   Brokerage
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     Subject to the Sub-Adviser's obligation to obtain best price and execution and subject to conformance with the policies and procedures disclosed in the Fund's prospectus and statement of additional information, the Sub-Adviser shall have discretion to select brokers or dealers to effect the purchase and sale of securities. When the Sub-Adviser places orders for the purchase or sale of securities for the Fund, in selecting brokers or dealers to execute such orders, the Sub-Adviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical research or other information or services for the benefit of the Fund directly or indirectly. Without limiting the generality of the foregoing, the Sub-Adviser is authorized to cause the Fund to negotiate and pay brokerage commissions which may be in excess of the lowest rates available to brokers who execute transactions for the Fund or who otherwise provide brokerage and research services utilized by the Sub-Adviser, subject to the review of the Company's Board of Trustees from time to time with respect to the extent and continuation of this practice, and provided that the Sub-Adviser determines in good faith that the amount of each such commission paid to a broker is reasonable in relation to the value of the brokerage and research services provided by such broker viewed in terms of either the particular transaction to which the commission relates or the Sub-Adviser's overall responsibilities with respect to accounts as to which the Sub-Adviser exercises investment discretion. The Sub-Adviser may aggregate securities orders so long as the Sub-Adviser adheres to a policy of allocating investment opportunities to the Fund over a period of time on a fair and equitable basis relative to other clients. In no instance shall the Fund's securities be purchased from or sold to the Fund's principal underwriter, the Fund Manager, the Sub-Adviser, or any affiliated person thereof, except to the extent permitted by SEC exemptive order or by applicable law.

5.   Records
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     The Sub-Adviser shall maintain and preserve for the periods prescribed under the 1940 Act any and all records as are required to be maintained by the Sub-Adviser with respect to the Fund by the 1940 Act. The Sub-Adviser acknowledges that all records which the Sub-Advisor maintains for the Fund are the property of the Fund and the Sub-Advisor will promptly surrender any of such records upon request.

6.   Standard of Care
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     The Sub-Adviser shall exercise its best judgment in rendering services under this Agreement. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Fund's shareholders in connection with the matters to which this Agreement relates; provided, however, that nothing herein shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Fund or to its shareholders to which the Sub-Adviser would otherwise be subject by reason of misfeasance, bad faith or negligence on the Sub-Adviser's part in the performance of its duties or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement. As used in this Section 6, the term "Sub-Adviser" shall include any officers, directors, employees, or other affiliates of the Sub-Adviser performing services with respect to the Fund.

7.   Compensation
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     In consideration of the services rendered pursuant to this Agreement, the Fund Manager will pay the Sub-Adviser a fee of 50% of the annual advisory fee paid to the Fund Manager by the Fund. Under the Fund's investment advisory agreement with the Fund Manager, the Fund pays the Fund Manager a base fee which on an annual basis equals 1.20% of the Fund's average daily net assets, and which is adjusted monthly depending on the Fund's investment performance compared to S&P 500 Index. As a result of the performance fee adjustment, the annual advisory fee rate could be as high as 1.90%, but will not be less than 0.50%, of the Fund's average daily net assets. Pursuant to the investment advisory agreement with the Fund Manager, the Fund Manager may voluntarily waive some or all of the Fund Manager's fees.

8.   Expenses
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     The Sub-Adviser shall bear all expenses in connection with the performance of its services under this Agreement, with the exception of the cost of investment securities, commodities or other instruments purchased for the Fund. The Fund shall bear certain other expenses to be incurred in its operation, including: taxes, interest, brokerage fees and commissions, if any; fees of Trustees of the Company who are not officers, directors or employees of the Fund Manager or the Sub-Adviser; SEC fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence; cost attributable to investor services, including, without limitation, telephone and personnel expenses; charges of an independent pricing service; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; cost of shareholders reports and meetings of the shareholders of the Fund and of the officers or Board of Trustees of the Company; and any extraordinary expenses. In addition, the Fund shall pay distribution fees pursuant to distribution plans adopted under Rule 12b-1 of the 1940 Act.

9.   Services to Other Companies or Accounts
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     The investment advisory services of the Sub-Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Sub-Adviser, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) and to engage in other activities, so long as the Sub-Adviser's services hereunder are not impaired thereby. Except to the extent limited by Rule 17j-1 under the 1940 Act, no provision of this Agreement shall limit or restrict the Sub-Adviser or any affiliated person thereof from buying, selling or trading any securities or other investments (including any securities or other investments which the Fund is eligible to buy) for the Sub-Adviser's or the affiliated person's own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Advisor shall not undertake any activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

10.  Duration and Termination
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     This Agreement shall become effective on March 25, 2002, and shall remain in effect, unless sooner terminated as provided herein, for two years from such date and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Company or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on sixty (60) days' written notice by the Board of Trustees of the Company or by vote of holders of a majority of the Fund's shares or by the Sub-Adviser. This Agreement will also terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

11.  Amendment
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     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Trustees of the Company, including a majority of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

12.  Use of Name
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     It is understood that the name of Denali Advisors LLC, or any derivation thereof or logo associated with that name is the valuable property of the Sub-Adviser and its affiliates, and that the Fund has the right to use such name (or derivative or logo) only so long as this Agreement shall continue with respect to the Fund. Upon termination of this Agreement, the Fund shall forthwith cease to use such name (or derivative or logo).

13.  Miscellaneous
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     a. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

     b. Titles or captions of Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

     c. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

     d. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of Delaware.

     e. If any provision of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

     f. Notices of any kind to be given to the Sub-Adviser by the Company or the Fund Manager shall be in writing and shall be duly given if mailed or delivered to the Sub-Adviser at: Denali Advisors LLC, 4350 La Jolla Village Drive, Suite 970, San Diego, CA 92122 or at such other address or to such individual as shall be specified by the Sub-Adviser to the Company. Notices of any kind to be given to the Company or the Fund Manager by the Sub-Adviser shall be in writing and shall be duly given if mailed or delivered to: IMPACT Management Investment Trust, 333 West Vine Street, Suite 206, Lexington, KY 40507, or at such other address or to such individual as shall be specified by the Company or the Fund Manager to the Sub-Adviser.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

                                        DENALI ADVISORS LLC


                                        By: /s/ Robert G. Snigaroff
                                            ------------------------------------
                                            President

                                        EQUITY ASSETS MANAGEMENT, INC.


                                        By: /s/ Charles R. Clark
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                                            President

                                        IMPACT MANAGEMENT INVESTMENT TRUST


                                        By: A.J. Elko
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                                            President